Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Form S-3 (No. 333-273531) pertaining to the registration of certain securities of Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc.,
•Form S-8 (No 333-205956) pertaining to the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation,
•Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-205956) pertaining to the Third Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation and the 2023 Equity Incentive Plan of Booz Allen Hamilton Holding Corporation,
•Form S-8 (No 333-171288) pertaining to the Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, Booz Allen Hamilton Holding Corporation Officers’ Rollover Stock Plan, and Booz Allen Hamilton Holding Corporation Employee Stock Purchase Plan, and
•Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-171288) pertaining to the Third Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation and the 2023 Equity Incentive Plan of Booz Allen Hamilton Holding Corporation;

of our reports dated May 24, 2024, with respect to the consolidated financial statements of Booz Allen Hamilton Holding Corporation and the effectiveness of internal control over financial reporting of Booz Allen Hamilton Holding Corporation, included in this Annual Report (Form 10-K) of Booz Allen Hamilton Holding Corporation for the year ended March 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
May 24, 2024